UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2005

Smithway Motor Xpress Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-20793	42-1433844
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2031 Quail Avenue, Fort Dodge, Iowa		50501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(515) 576-7418

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2005, the registrant's wholly-owned subsidiaries, Smithway Motor Xpress, Inc. and East West Motor Express, Inc. (collectively, the "Borrowers"), entered into an Amended and Restated Loan and Security Agreement with LaSalle Bank National Association (the "Agreement"). Under the terms of the Agreement, the Borrowers are entitled to borrow up to $15,000,000 from LaSalle Bank from time to time secured by a lien on certain assets of the Borrowers. Interest on the outstanding indebtedness under the Agreement currently accrues at LaSalle Bank's prime commercial lending rate less 0.25% to 0.75% depending on the Borrowers' ratio of Total Debt as of the end of each fiscal quarter to EBITDAR for the previous four fiscal quarters, each as defined in the Agreement, or, if the Borrowers elect, at the one, two or three month LIBOR rate plus 1.5% to 2% depending on the ratio of Total Debt to EBITDAR. The credit facility will be used to finance working capital and capital expenditures for the Borrowers. The Agreement is secured by guarantees from the registrant and from one of its subsidiaries.

Financial covenants under the Agreement require that the Borrowers, on a consolidated basis, satisfy certain tangible net worth requirements, maintain a certain Total Debt to EBITDAR Ratio (as defined in the Agreement) and satisfy a fixed charge coverage ratio. The Agreement also contains other covenants that, among other matters, restrict the Borrowers' ability to incur indebtedness and create certain liens, and restrict both the Borrowers' and the guarantors' ability to engage in certain mergers and acquisitions, sell assets or redeem or repurchase stock or make certain payments, including cash dividends.

If there is an event of default under the Agreement, the principal amount owed under the Agreement, together with accrued and unpaid interest, may become immediately due and payable, subject to certain conditions set forth in the Agreement. Among other matters, the following are events of default with respect to the Agreement:

- nonpayment of obligations;
- breach of representations or warranties under the Agreement;
- failure to perform covenants (which is not cured within 30 days);
- default in the payment of other debt of the Borrowers and guarantors;
- insolvency or bankruptcy of the Borrowers or the guarantors;
- a change in control of the Borrowers or the guarantors without LaSalle Bank's consent;
- certain judgments against the Borrowers or the guarantors; and
- receipt by either Borrower of notification from the Federal Highway Administration that such Borrower’s motor carrier operations have been rated unsatisfactory.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10 hereto and is incorporated into Item 1.01 of this Form 8-K by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 30, 2005, the Borrowers entered into the Agreement. The information contained in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

10 Amended and Restated Loan and Security Agreement, dated as of December 30, 2005, by and among Smithway Motor Xpress, Inc., East West Motor Express, Inc. and LaSalle Bank National Association

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smithway Motor Xpress Corp.

January 4, 2006	By:	Douglas C. Sandvig

Name: Douglas C. Sandvig
Title: Senior Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10	Amended and Restated Loan and Security Agreement, dated as of December 30, 2005, by and among Smithway Motor Xpress, Inc., East West Motor Express, Inc. and LaSalle Bank National Association